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                                                                    Exhibit 4.15

                                                                        12/16/96

                       REPRESENTATIVE'S WARRANT AGREEMENT


        THIS REPRESENTATIVE'S WARRANT AGREEMENT (the "Agreement"), dated as of __________, 1996, is made and entered into by and between CRAGAR INDUSTRIES, INC., a Delaware corporation (the "Company"), and DICKINSON & CO. (together with its successors and assigns, the "Warrantholder").

        The Company agrees to issue and sell, and the Warrantholder agrees to purchase, for the price of $85.00, warrants, as hereinafter described (the "Warrants"), to purchase (i) up to 85,000 (subject to adjustment pursuant to
Section 8 hereof) shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock") and (ii) up to 85,000 Common Stock Purchase Warrants (the "Common Stock Warrants"), each such Common Stock Warrant being exercisable to purchase one share of Common Stock, in connection with a public offering (the "Offering") by the Company of up to 850,000 shares of Common Stock and up to 850,000 Common Stock Purchase Warrants pursuant to an underwriting agreement (the "Underwriting Agreement"), dated as of _____________, 1996, among the Company and the Warrantholder, as Representative of the several underwriters, as contemplated by the prospectus of the Company dated ________, 1996 (the "Final Prospectus"). (The Common Stock Warrants underlying the Warrants are hereinafter referred to as the "Underlying Warrants." The shares of Common Stock purchasable upon exercise of the Warrants and the Underlying Warrants are hereinafter referred to as the "Underlying Warrant Stock.") The purchase and sale of the Warrants shall occur upon completion of the Offering, and be subject to the conditions to the Representative's obligations to purchase Shares of Common Stock and Common Stock Warrants thereunder. The Underlying Warrants shall be subject to all of the terms and conditions of the warrant agreement, dated as of ________________, 1996, between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement").

        In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

        Section 1.  TRANSFERABILITY AND FORM OF WARRANTS.

               1.1. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

               1.2. TRANSFER. The Warrants may not be sold, transferred, assigned, pledged or hypothecated by the Warrantholder or any other person, except in accordance with and subject to applicable securities laws, (i) to any member of the National Association of Security Dealers, Inc. participating in the offering as underwriter or as a member of the Selling Group
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to which the Final Prospectus relates and bona fide officers and partners thereof, or (ii) by operation of law or by reason of the reorganization of the Company or (iii) after _________, 1996 [date 12 months from date of registration statement of which the Final Prospectus is a part] to any person that agrees to exercise the Warrants so acquired immediately upon acquisition thereof. All Warrant certificates shall bear an appropriate legend describing the foregoing restriction and stating the time period for which the restriction is operative.

        The Warrants shall be transferable only on the books of the Company maintained at its principal office in Phoenix, Arizona or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment, or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

               1.3 FORM OF WARRANTS. The text of the Warrants and of the form of election to purchase Shares and Underlying Warrants shall be substantially as set forth in Exhibit A attached hereto. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, or by a Vice President, and attested to by its Secretary or an Assistant Secretary.

               A Warrant bearing the signature of an individual who was at the time of execution thereof the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

               The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution, or transfer.

        Section 2. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares and Underlying Warrants as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

        Section 3. TERM OF WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 9:00 A.M. Arizona Time, on the date one year from the date of the Final Prospectus, and ending at 5:00 P.M., Arizona Time, on the date immediately preceding the date five years from



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the date of the Final Prospectus (the "Termination Date"), to purchase from the
Company up to the number of fully paid and nonassessable shares and Underlying Warrants to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 7 and 8 hereof), for the number of shares and Underlying Warrants in respect of which such Warrants are then exercised, but in no event for less than 100 shares and 100 Underlying Warrants (unless less than an aggregate of 100 shares and 100 Underlying Warrants are then purchasable under all outstanding Warrants held by a Warrantholder). Each Warrant may be exercised only for an equal number of shares and Underlying Warrants. Payment of the aggregate Warrant Price shall be made in cash or by check. No Underlying Warrant may be exercised by the Warrantholder after 5:00 p.m., Arizona Time, on the date immediately preceding the Termination Date. The exercise price of the Underlying Warrants shall be $6.60, subject to adjustment as is provided in Section 9 of the of the Warrant Agreement.

        Upon surrender of the Warrants and payment of the Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of full shares and Underlying Warrants so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon surrender; provided, however, that the right of the Warrantholder to designate a person other than the Warrantholder as the recipient of Shares or Underlying Warrants receivable upon the exercise of the Warrants shall be subject to the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock and Underlying Warrant transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares and Underlying Warrants specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants will be issued by the Company.

        Section 4. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants, Shares, and Underlying Warrants, the securities and shares of Common Stock issuable upon exercise thereof; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants, the shares, and Underlying Warrants.




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        Section 5. MUTILATED OR MISSING WARRANTS. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen, or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen, or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft, or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

        Section 6. RESERVATION OF SHARES. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants (including such number of shares of Underlying Warrant Stock subject to purchase upon exercise of the Underlying Warrants). Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement and the Warrant Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

        Section 7. WARRANT PRICE. The price (the "Warrant Price") at which Shares and Underlying Warrants shall be purchasable upon the exercise of the Warrants shall be $7.50 per Share and $0.125 per Underlying Warrant, subject to adjustment as provided in Section 8.

        Section 8. ADJUSTMENT OF NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

               8.1. ADJUSTMENTS. The number of shares purchasable upon the exercise of the Warrants shall be subject to adjustment as follows:

                      (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive



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immediately after the happening of any of the events described above, had the
Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                      (b) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock, then the Company shall reserve, and the Warrantholder shall be entitled to receive upon the exercise of such Warrant, for each Share issuable upon exercise of such Warrant, the amount of indebtedness or assets or the number of rights, options, warrants, or convertible securities that such Warrantholder would have received had the Warrantholder been the holder of such Share on the record date established by the Company for the determination of holders of Common Stock entitled to receive such distribution, or, if no such record date shall have been established, then on the date of such distribution. Notwithstanding the above, in the event that any of the provisions of this subsection 8.1(b) do not comply with the Conduct Rules of the National Association of Securities Dealers, as such rules exist on the date of this Agreement (the "Conduct Rules"), then such provisions shall be deemed to be null and void, but only to the extent that such provisions do not comply with the Conduct Rules, in which case the Warrantholder will be entitled to receive the maximum amount of indebtedness or assets of the Company and/or that number of rights, options, warrants, or convertible securities that the Warrantholder may receive without violating the Conduct Rules.

                      (c) No adjustment in the number of shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 8.1(c) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                      (d) Whenever the number of shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Warrant Price for shares payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

                      (e) Whenever the number of shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of shares purchasable upon



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the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                      (f) For the purpose of this subsection 8.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any securities of the Company other than Shares and Underlying Warrants, thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 8.

               8.2. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

               8.3. NO ADJUSTMENT IN CERTAIN CASES. No adjustments shall be made pursuant to Section 8 hereof in connection with the issuance of Shares, Underlying Warrants or Underlying Warrant Stock sold as part of the public sale and issuance of shares of Common Stock and Common Stock Warrants pursuant to the Underwriting Agreement or the issuance of Shares, Underlying Warrants or Underlying Warrant Stock upon exercise of the Warrants.

               8.4. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants (and each underlying security) been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1954, as amended, in which the Company is the surviving corporation, the right to purchase Shares and Underlying Warrants under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments



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provided for in Section 8 hereof. The provisions of this subsection 8.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

               8.5. PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action that would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

               8.6. INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this
Section 8.

               8.7. STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

        Section 9. FRACTIONAL INTERESTS. The Company is not required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 10, be issuable on the exercise of a Warrant (or specified portion thereof), the Company will in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" means (i) if the Common Stock is traded in the over-the-counter market and is not listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service, or (ii) if the Common Stock is listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed, as the case may be, whichever is the higher. For purposes of clause (i) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported on the



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OTC Bulletin Board or in the "pink sheets" published by National Quotation
Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed.

        Section 10. NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

               (a) any action which would require an adjustment pursuant to
        Section 8.1 (except subsections 8.1(e) and 8.1(h)) or 8.4; or

               (b) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 14 hereof, at least 20 days, unless such period is impracticable, prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto. If the Company has not disclosed publically the event set forth in such notice, and this fact is clearly indicated on such notice, the Warrantholder shall maintain such information in confidence until so disclosed.

        Section 11.  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

               (a) The Warrantholder agrees that prior to making any disposition of the Warrants, the Shares, the Underlying Warrants, or the Underlying Warrant Stock other than to persons or entities identified in clauses (i) through (iii), inclusive, of Section 1.2, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrantholder that in the opinion of counsel reasonably satisfactory to the Warrantholder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with



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respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission").

               (b) The Company shall be obligated to the owners of the Warrants, the Shares, the Underlying Warrants and the Underlying Warrant Stock to file a Registration Statement as follows:

                      (i) Whenever during the four-year period beginning on the date one year from the date of the Final Prospectus and ending on the date immediately preceding the date five years from the date of the Final Prospectus, the Company proposes to file with the Commission a Registration Statement (other than as to securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act), it shall, at least 30 days prior to each such filing, give written notice of such proposed filing to the Warrantholder and each holder of Shares, Underlying Warrants, and the Underlying Warrant Stock, at their respective addresses as they appear on the records of the Company, and shall offer to include and shall include in such filing any proposed disposition of the Shares, the Underlying Warrants, and the Underlying Warrant Stock upon receipt by the Company, not less than 10 days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition and all other information with respect to such person reasonably necessary to be included in such Registration Statement. In the event that the managing underwriter for said offering advises the Company in writing that the inclusion of such securities in the offering would be detrimental to the offering, such securities shall nevertheless be included in the Registration Statement, provided that the Warrantholder and each holder of Shares, Underlying Warrants, and the Underlying Warrant Stock desiring to have such securities included in the Registration Statement agrees in writing, for a period of 60 days following such offering, not to sell or otherwise dispose of such securities pursuant to such Registration Statement, which Registration Statement the Company shall keep effective for a period of at least nine months following the expiration of such 60-day period.

                      (ii) In addition to any Registration Statement pursuant to
Section 11(b)(i) above, during the four-year period beginning on the date one year from the date of the Final Prospectus and ending on the date immediately preceding the date five years from the date of the Final Prospectus the Company will, as promptly as practicable (but in any event within 60 days), after written request by Dickinson & Co., or by a person or persons holding (or having the right to acquire by virtue of holding the Warrants or Unit Warrants) at least 50% of the Shares which have been (or may be) issued upon exercise of the Warrants and Underlying Warrants, prepare and file at its own expense a Registration Statement with the Commission and appropriate Blue Sky authorities sufficient to permit the public offering of the Shares of Common Stock, the Underlying Warrants, and the Underlying Warrant Stock, and will use its best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as



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practicable; provided, however, that the Company shall only be obligated to file one such Registration Statement under this Section 11(b)(ii).

               (c) All fees, disbursements and out-of-pocket expenses (other than Warrantholders' brokerage fees and commissions and legal fees of counsel to the Warrantholder, if any) in connection with the filing of any Registration Statement under Section 11(b) and in complying with applicable securities and Blue Sky laws shall be borne by the Company. The Company at its expense will supply any Warrantholder and any holder of Shares, Underlying Warrants, or Underlying Warrant Stock with copies of such Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Warrantholder or holder of Shares, Underlying Warrants, or Underlying Warrant Stock.

               (d) If the Warrantholder shall be entitled to registration of any Shares, Underlying Warrants, or Underlying Warrant Stock as provided in this
Section 11 and so requests, in lieu of such registration, the Company shall have the right, for a period of 30 days following such request, to purchase or cause to be purchased all of the securities to which such request for registration pertains, at the Current Market Price (as defined in Section 9) less the exercise price, if any, of the Warrants or Underlying Warrants, as the case may be.

               (e) The Company shall not be required by this Section 11 to file such Registration Statement if, in the opinion of counsel for the Warrantholders and holders of Shares, Underlying Warrants, and the Underlying Warrant Stock and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for such holders and the Company), the proposed public offering or other transfer as to which such Registration Statement is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the Act.

               (f) The provisions of this Section 11 and Section 12 hereof shall apply to the extent as provided herein if the Company chooses to file an Offering Statement under Regulation A promulgated under the Act.

               (g) The Company agrees that until all Shares, Underlying Warrants, and the Underlying Warrant Stock have been sold under a Registration Statement or pursuant to Rule 144 under the Act, it will keep current in filing all materials required to be filed with the Commission in order to permit the holders of such securities to sell the same under Rule 144.

        Section 12.  INDEMNIFICATION.

               (a) In the event of the filing of any Registration Statement with respect to the Warrants, the Shares, the Underlying Warrants, or the Underlying Warrant Stock pursuant to Section 11 hereof, the Company agrees to indemnify and hold harmless the Warrantholder or



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any holder of such Shares, the Underlying Warrants, or the Underlying Warrant
Stock and each person, if any, who controls the Warrantholder or any holder of such Shares, the Underlying Warrants, or the Underlying Warrant Stock, within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
fees), to which the Warrantholder or any holder of such Shares, the Underlying Warrants, or the Underlying Warrant Stock or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder or the holder of such Shares, Underlying Warrants, or the Underlying Warrant Stock specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

               (b) The Warrantholder and the holders of the Shares, Underlying Warrants, or the Underlying Warrant Stock agree that they will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Warrantholder or such holder of Shares, Underlying Warrants, or the Underlying Warrant Stock specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Warrantholder or such holder of shares of Common Stock or Underlying Warrants may otherwise have.

               (c) Promptly after receipt by an indemnified party under this
Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 12. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense hereof, the indemnifying party will not be liable to such indemnified party under this
Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is a Warrantholder or a holder of Shares, Underlying Warrants, or Underlying Warrant Stock or a person who controls a Warrantholder or a holder of Shares, Underlying Warrants, or Underlying Warrant Stock within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or
(ii) the named parties to any such action, including any impleaded parties, include both a Warrantholder or a holder of Shares, Underlying Warrants, or Underlying Warrant Stock or such controlling person and the indemnifying party and a Warrantholder or a holder of Shares, Underlying Warrants, or Underlying Warrant Stock or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to a Warrantholder or a holder of Shares, Underlying Warrants, or Underlying Warrant Stock or controlling person which are not available to or in conflict with any legal defenses which may be available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of a Warrantholder or a holder of Shares, Underlying Warrants, or Underlying Warrant Stock or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Warrantholder, the holders of the Shares, Underlying Warrants, and Underlying Warrant Stock and controlling persons, which firm shall be designated in writing by a majority in interest of such holders and controlling persons based upon the value of the securities included in the Registration Statement). No settlement of any action against an indemnified party shall be made without the consent of the indemnified and the indemnifying parties, which shall not be unreasonably withheld in light of all factors of importance to such parties.

        Section 13. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (i) a Warrantholder or any holder of the Shares, Underlying Warrants, or Underlying Warrant Stock or controlling person makes a claim for indemnification pursuant to Section 12 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 12 hereof provide for indemnification in such case or (ii) contribution under the Act may be required on the part of any Warrantholder or any holder of the Shares, Underlying Warrants, or Underlying Warrant Stock or controlling person, then the Company and any Warrantholder or any such holder of the Shares, Underlying Warrants, or Underlying Warrant Stock or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Warrantholder or holder of Shares, Underlying Warrants, or Underlying Warrant Stock or controlling person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders of such securities and such controlling persons agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Section 14. NOTICES. Any notice pursuant to this Agreement by the Company or by a Warrantholder, a holder of Shares, Underlying Warrants, or Underlying Warrant Stock must be in writing and shall be deemed to have been duly given if delivered (including by overnight delivery service) or mailed by certified mail, return receipt requested:

               (a) If to a Warrantholder, a holder of Shares, Underlying Warrants or Underlying Warrant Stock:

                      Dickinson & Co.

                      2425 East Camelback Road, Suite 725
                      Phoenix, Arizona 85016
                      Attention:  Glenn Cushman

               (b)    If to the Company:

                      CRAGAR Industries
                      4636 N. 43rd Avenue
                      Phoenix, Arizona 85031
                      Attention:  Michael L. Hartzmark, President

        Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

        Section 15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder, or the holders of shares of Common Stock, Underlying Warrants, or Underlying Warrant Stock shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 16. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.4 are complied with.

        Section 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in any schedule, exhibit, certificate, or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties, and agreements made by the parties to this Agreement or pursuant hereto shall survive.

        Section 18. APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Arizona and for all purposes shall be construed in accordance with the laws of said State.

        Section 19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares, Underlying Warrants, or Underlying Warrant Stock any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares, Underlying Warrants and Underlying Warrant Stock.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                             CRAGAR INDUSTRIES, INC.

(CORPORATE SEAL)

                                             By________________________________

                                                Name:
                                                Title:
ATTEST:


___________________________
Secretary
                                             DICKINSON & CO.



                                             By________________________________

                                                Name:
                                                Title:

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH A PROPOSED SALE OR TRANSFER.


                                                  Warrant Certificate, No. _____

                            REPRESENTATIVE'S WARRANT

TO PURCHASE ______ SHARES OF COMMON STOCK AND ____ UNDERLYING WARRANTS TO PURCHASE AN AGGREGATE OF ____ SHARES OF COMMON STOCK


                              VOID AFTER 5:00 P.M.,
               ARIZONA TIME, ON [date immediately preceding date five years from the date of the Final Prospectus]


                             CRAGAR INDUSTRIES, INC.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE


               This certifies that, for value received, _______________________ ___________________, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from CRAGAR INDUSTRIES, INC., a Delaware corporation (the "Company"), at any time during the period commencing at 9:00 a.m., Arizona Time, on [date one year from the date of the Final Prospectus] and before 5:00 p.m., Arizona Time, on [date immediately preceding date five years from date of the Final Prospectus], at the purchase price (the "Warrant Price") of $7.50 per Share and $0.125 per Underlying Warrant, the number of Shares of Common Stock of the Company and the number of Underlying Warrants of the Company set forth above. The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the Representative's Warrant Agreement referred to below.

               The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check.

               The Warrants evidenced hereby represent a portion of an aggregate of up to 85,000 Warrants issued under and in accordance with a Representative's Warrant Agreement, dated as of _________________, 1996, between the Company and Dickinson & Co. (the "Representative's Warrant Agreement") and are subject to the terms and provisions contained in the Representative's Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents. Capitalized terms used herein and not otherwise defined will have the meanings given in the Representative's Warrant Agreement.

               Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the number of shares of Common Stock and number of Underlying Warrants as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares of Common Stock and number of Underlying Warrants as are evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner set forth in the Representative's Warrant Agreement.

               This Warrant may not be sold, transferred, assigned, pledged or hypothecated by the Warrantholder or any other person, except in accordance with and subject to applicable securities laws, (i) to any member of the National Association of Security Dealers, Inc. participating in the offering to which the Final Prospectus relates and bona fide officers and partners thereof, (ii) by operation of law or by reason of the reorganization of the Company or (iii) after _________, 1996 [date 12 months from date of registration statement of which the Final Prospectus is a part] to any person that agrees to exercise the Warrant so acquired immediately upon acquisition thereof.

               This Warrant certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.


                                            CRAGAR INDUSTRIES, INC.



                                            By__________________________________

[Seal]

ATTEST:

_____________________________________
Secretary

Dated: _________________

                             CRAGAR INDUSTRIES, INC.

                                  PURCHASE FORM

CRAGAR Industries
4636 North 43rd Avenue
Phoenix, Arizona 85018

               The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, ____________ Shares of Common Stock and an equal number of Underlying Warrants provided for therein, and requests that certificates for the shares of Common Stock and the Underlying Warrants be issued in the name of:

________________________________________________________________________________
(Please Print or Type Name, Address and Social Security Number)

________________________________________________________________________________

and, if said number of Shares and Underlying Warrants shall not be all the Shares and Underlying Warrants purchasable hereunder, that a new Warrant certificate for the balance of the Shares and Underlying Warrants purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder or his or her allowable Assignee as below indicated and delivered to the address stated below.

Dated: ______________

Name of Warrantholder
or Assignee:____________________________________________________________________
                                 (Please Print)

Address:________________________________________________________________________

Signature:______________________________________________________________________

Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:


__________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrants)


               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
(Name and Address of Assignee Must Be Printed or Typewritten)

________________________________________________________________________________
the within Warrants, hereby irrevocably constituting and appointing ____________ ______ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.


Dated:___________________ _____________________________________________________
                                         Signature of Registered Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:


_______________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)